EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3
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EXHIBIT A:
DLJ High Yield Bond Fund
10f-3 Report
For the Period January 1, 2001 through March 31, 2001


Offering:          Media LLC/Capital 144A SR No.
Date:              January 17, 2001
Broker:            Chase Manhattan Bank
Price:             99.13
Shares/Par:        2,000,000
% of Offering:     0.4000%
% of Assets:       0.745%
Syndicate Member:  CS First Boston